UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2015

GROUPON, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-35335 (Commission File Number)	27-0903295 (I.R.S. Employer Identification No.)

600 West Chicago Avenue, Suite 400 Chicago, Illinois (Address of principal executive offices)	60654 (Zip Code)

312-334-1579
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
Groupon, Inc. (“Groupon”) held its annual meeting of the stockholders on June 18, 2015. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders:

Election of Directors

	For	Withheld	Broker Non-Votes
Eric Lefkofsky	570,653,002	1,582,936	144,340,314
Peter Barris	571,290,616	945,322	144,340,314
Robert Bass	571,279,363	956,575	144,340,314
Daniel Henry	570,258,908	1,977,030	144,340,314
Jeffrey Housenbold	567,451,085	4,784,853	144,340,314
Bradley Keywell	519,241,499	52,994,439	144,340,314
Theodore Leonsis	570,689,538	1,546,400	144,340,314
Ann Ziegler	570,990,638	1,245,300	144,340,314

Ratification of Ernst & Young LLP as Groupon’s independent registered public accounting firm for fiscal year 2015

	For	Against	Abstentions	Broker Non-Votes
Ratification of independent registered public accounting firm	712,121,377	3,852,579	602,296	n/a

Advisory Approval of the Compensation of Groupon's Named Executive Officers

	For	Against	Abstentions	Broker Non-Votes
Advisory approval of the compensation of Groupon’s named executive officers	564,629,019	4,319,685	3,287,234	144,340,314

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.

Dated: June 23, 2015	By:	/s/ Brian Kayman
	Name:	Brian Kayman
	Title:	Interim Chief Financial Officer